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Metro Holding AG Takes Equity Position In RSL COM Europe

                    HAMILTON, Bermuda--June 22, 1998--

          Partnership to Market International and Long Distance
     Telecommunications Services Following Debitel Example with Debis

                  RSL Communications, Ltd. (NASDAQ: RSLCF), which operates the largest Pan-European voice network, and Metro Holding AG, Europe's largest and the world's second largest wholesale and retail management holding company has chosen RSL COM as its joint venture partner for international and long distance telecommunications services.

                  Metro Holding AG will seek to repeat the success story of Debitel, formed by Metro Holding AG and Debis. Debitel is the largest mobile telephony service provider in Germany and is quickly growing in Europe.

                  Under the Agreement, Metro Holding AG's appropriate subsidiaries will promote, market, sell and distribute RSL COM services through its wholesale and retail operations in Europe. Metro Holding AG will receive a 12.5 percent interest in the equity of RSL COM Europe and the option to acquire up to an additional 7.5% of RSL COM Europe. Metro Holding AG will also appoint a member to RSL COM Europe's Board of Directors. Agreements to promote or distribute RSL COM services and products will be reached under market conditions between each unit of the Metro Holding AG subsidiary the RSL COM subsidiary.

                  Metro Holding AG has nineteen subsidiaries including Metro AG in which it owns the majority of the capital. Metro AG alone serves 80 million customers a day through its 3,000 facilities. Metro Holding AG subsidiaries and RSL COM both have operations in Austria, Belgium, Denmark, Germany, France, Italy, Luxembourg, Netherlands, Portugal, Spain, Switzerland, the United Kingdom and the United States. Metro Holding's subsidiaries serve both businesses and consumers. Its store names --Metro and Makro cash and carry stores, Vobis and MAXDATA computer centers, Media Markt and Saturn consumer electronic centers, Galleria Kaufhof and Horton Kaufhalle department stores -- among many others, are known throughout Europe.

                  RSL COM is well known globally as a facilities-based provider of advanced telecommunications services including voice over Internet telephony. RSL COM first entered Europe three and a half years ago and already has operations in 14 European countries.

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                  Ronald S. Lauder, Chairman of the Board of RSL
Communications, commenting on the alliance said, "This strategic alliance with Metro Holding AG, the most powerful and highly respected trading group in Europe, enables RSL COM's access to a wealth of customers through a tremendous variety of distribution channels. RSL COM Europe will benefit from Metro Holding's influence in the European business community which will be instrumental in the realization of RSL COM Europe's full business strategy."

                  Hans-Dieter Cleven, Vice Chairman of the Board of Metro Holding AG, said, "Metro Holding AG has already demonstrated the success that can be achieved by combining innovative telecommunications ventures with the synergy of Metro Holding's operations. Only six years ago we created Debitel with our joint venture partner Debis. Today, this highly successful and profitable cellular reseller company has more than 2.4 million subscribers throughout Europe. Using the same approach, we are optimistic that RSL COM will achieve a similar level of success."

                  Itzhak Fisher, President and Chief Executive Officer of RSL Communications, Ltd., said, "This partnership offers both RSL COM and Metro Holding AG tremendous opportunity in areas that are important to the growth and future of both of our companies. Together, we can grow the market."

                  RSL Communications, Ltd. is a global facilities-based telecommunications company that provides international services, including long-distance, calling card, private line, value-added and Internet-based services for businesses, consumers and other carriers worldwide. The Company operates on four continents in 19 countries that account for nearly 70% of the world's international traffic.

                  Metro Holding AG, through its subsidiaries, is Europe's largest trading group. For the financial year ending in July 1996, Metro Holding AG had revenues (turnover) of 76 billion Deutsche Marks, about U.S. $42 billion, and 154,000 employees working for more than 19 subsidiaries and associated companies in 20 countries. The shares in Metro AG, Metro Holding AG's largest subsidiary, are listed on several stock exchanges including Dusseldorf, Frankfurt and London and belong to the DAX-30 and STOXX 50.

                  This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. Investors are cautioned that any such forward-looking statements are not guarantees of RSL COM's future performance and involve risks and uncertainties, and RSL COM's future actual results could differ materially from the forward looking

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statements discussed herein as a result of various factors. A list of certain factors that could cause actual results to differ materially from those discussed herein can be found in the documents the company files with the SEC, including those contained in RSL COM's registration statement, and Form 10-K for the year ended December 31, 1997.

This release is available on the RSL COM website at www.rslcom.com.

                  CONTACT:
                           RSL COM
                           Alan Garret
                           Tel.: (212) 891-7450
                           Fax: (212) 317-0600
                           E-mail: agarratt@rslcom.com
                                    or
                           KCSA
                           Joseph A. Mansi/Jeff Corbin
                           Tel.: (212) 896-1205/(212) 896-1214
                           Fax: (212) 697-0910
                           E-mail: kcsa@aol.com
                                    or
                           Weber Group
                           Tel: +44 (0) 171 544-3189/3171
                           Fax: +44 (0) 171 240-6195
             tbunney@webergroup.co.uk/ktewes@webergroup.co.uk


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